January 28, 2002

Dear ARAMARK Corporation Class A Stockholder:

Due to a computer processing error, the white proxy card that you recently received for your individual, joint tenant, custodian and/or trustee accounts may have stated an incorrect number of shares that you own for purposes of the ARAMARK annual stockholder's meeting to be held on Tuesday, February 12, 2002, at 3:00 p.m. Philadelphia time on the 16th floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania. The purpose of the meeting is to elect four directors and to vote on such other matters as may properly come before the meeting.

Enclosed you will find a corrected proxy card, which has a green stripe at the top of the card. Please disregard any white proxy card previously sent to you. If you want to have your shares voted using a proxy card, you must send in the
                                                              ----
new card with the green stripe. White proxy cards received by ARAMARK will be disregarded.

If you have already voted your shares by telephone, Internet or from outside the United States by fax, those votes will be disregarded and you must also vote
                                                              ----
again by following the procedures described on the green striped proxy card. If you have not yet arranged to have your shares voted, you can have them voted by mailing in the proxy with the green stripe in the enclosed postage-paid envelope, by faxing in the card from outside the United States or by using the telephone or Internet procedures described on the green striped proxy card. In each case, please follow the voting instructions on your new proxy card.

Whether or not you expect to attend the meeting in person, please vote your shares in one of the ways described above. We recommend you vote by either telephone or the Internet. If you need an additional copy of the Proxy Statement, please call April Malakoff in our Investor Relations department at
(215) 238-6542.

We apologize for this inconvenience.

Mellon Investor Services
Tabulation Agent
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                              ARAMARK CORPORATION
                                  PROXY CARD
                      SOLICITED BY THE BOARD OF DIRECTORS

Joseph Neubauer, Bart J. Colli and L. Frederick Sutherland (each with power of substitution) are hereby authorized to vote all the shares which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of ARAMARK Corporation (the "Company") to be held on February 12, 2002 and at any adjournment.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                                see other side




- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .



                            YOUR VOTE IS IMPORTANT!


                      You can vote in one of three ways:


 1. Call toll free 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Outside the United States you may fax your signed proxy card to 201-296-4956. You must fax both the front and back of the card.

                                      or
                                      --

 2.  Vote by Internet at our Internet Address: http://www.eproxy.com/rmk

                                      or
                                      --

 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE
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
                                                                                 Please mark
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.                         your vote as
                                                                                 indicated in    X
                                                                                 this example

1. Election of Directors                                Nominees:
                                                        01 Leonard S. Coleman, Jr., 02 Thomas H. Kean, 03 James E. Ksansnak,
                                                        04 James E. Preston
     FOR all nominees           WITHHOLD
    listed to the right         AUTHORITY
     (except as marked     to vote for all nominees     (To withhold authority to vote FOR write name(s) on line:
     to the contrary)         listed to the right
         [_]                       [_]

                                                        ---------------------------------------------------------)

                                                        2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments thereof.



Signature_________________________________Signature___________________________________________________Date__________________________

Please sign exactly as name appears. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.
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                                                     . FOLD AND DETACH HERE .

                                               Vote by Internet or Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

               Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


- ---------------------------------------       ------------------------------------------      -------------------------------------
          Internet                                          Telephone                                     Mail
 http://www.eproxy.com/rmk                               1-800-435-6710
Use the Internet to vote your proxy.               Use any touch-tone telephone to vote            Mark, sign and date
Have your proxy card in OR hand when               your proxy. Have your proxy OR card               your proxy card
you access the web site. You will be               in hand when you call. You will be                      and
prompted to enter your control                     prompted to enter your control                    return it in the
number, located in the box below, to               number, located in the box below,                 enclosed postage-paid
create and submit an electronic                    and then follow the directions                         envelope.
ballot.                                            given.
- ---------------------------------------       ------------------------------------------      ------------------------------------

                                       IF you vote your proxy by Internet or by telephone,
                                           you do NOT need to mail back your proxy card.